Exhibit 99.4

CENTERSTATE BANK CORPORATION

1101 FIRST STREET SOUTH

    SUITE 200

WINTER HAVEN, FL 33880

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH

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THIS   PROXY   CARD   IS   VALID   ONLY  WHEN   SIGNED   AND   DATED.                     AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.
						For	Against	Abstain

1     To approve the issuance of shares of CenterState common stock pursuant to the Agreement and Plan of Merger dated August 12, 2017 (the Merger Agreement), by and between CenterState and HCBF Holding Company, Inc. (Harbor), pursuant to which Harbor will merge with and into CenterState.

						☐	☐	☐

2   To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting to approve the issuance of shares of CenterState common stock pursuant to the Merger Agreement.

						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

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CENTERSTATE BANK CORPORATION

Special Meeting of Shareholders December 13, 2017

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen D. Young and Jennifer L. Idell, or either of them, with individual power of substitution, proxies to vote all shares of the common stock of CenterState Bank Corporation (“CenterState”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at CenterState’s Posner Park Office, 3rd Floor, 42725 US Hwy 27, Davenport, FL 33837, on December 13, 2017 beginning at 10 a.m., and at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED BELOW. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of CenterState at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of CenterState at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from CenterState prior to the execution of this proxy of Notice of Special Meeting of Shareholders and a Proxy Statement/ Prospectus dated                     , 2017.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR TELEPHONE.

Continued and to be signed on reverse side